INTERCOMPANY LOAN AGREEMENT

This Intercompany Loan Agreement (the "Agreement") is dated July 1, 2014 ("Effective Date") and is made by and between 3D Pioneer Systems, Inc., a Nevada corporation ("Lender") and 3D Pioneer Systems Malta I Ltd., a Malta corporation and subsidiary of Lender ("Borrower").

Now, therefore, the parties agree to the following terms:

1.            Subject of the Agreement

1.1             The Lender agrees to make loans (individually an "Advance" and collectively the "Loan") to the Borrower. Each Advance and the amount of the Loan outstanding shall be denominated in US Dollars and the maximum amount of the Loan advanced and not repaid at any time shall not exceed USD$300,021 ("Maximum Loan Amount").

1.2             The Borrower may repay all or any portion of the Loan at any time or from time to time, provided that the unpaid balance of each Advance shall be due and payable immediately on demand by Lender or upon Default (defined below). Amounts repaid may not be re-borrowed.

1.3             The Borrower and the Lender acknowledge that, as of the Effective Date, Lender has loaned USD$300,021 in Advances to Borrower under the terms of this Agreement according to the following schedule:

February 20, 2014:                                        USD$12,228
April 23, 2014:                                                  USD$70,000
May 5, 2014:                                                      USD$200,000
June 24, 2014:                                                   USD$15,062
July 16, 2014:                                                     USD$2,731

1.4            The Advances bear no interest.

1.5            The Agreement and all Advances hereunder are in Default upon any of the following:

a.            Borrower's failure to repay Advances when due.
b.            Change in control of Borrower, or sale or transfer of all, or substantially all, of Borrower's assets.
c.            Filing of bankruptcy of Borrower.
d.            Any representation or warranty made or deemed made in or in connection with this Agreement proves to have been false or misleading in any material respect when so made or deemed made.
e.            Borrower fails to perform any other covenant, condition, or agreement set forth in this Agreement.
f.            Borrower fails to pay or is otherwise unable to pay its debts as they become due.
g.            Insolvency of Borrower.
h.            Change in control of 3D Pioneer Systems Malta (Holdings) Ltd., or sale of all, or substantially all, of the assets of 3D Pioneer Systems Malta (Holdings) Ltd.

2.             Representations and Warranties of the Borrower

The Borrower represents and warrants to the Lender that:

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2.1             The Borrower (i) is a corporation duly organised and validly existing under the laws of Malta, and (ii) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

2.2             The transactions contemplated by this Agreement (i) have been duly authorised by all requisite corporate and (ii) will not violate (a) any material provision of any law, rule or regulation, or the articles of incorporation of the Borrower, or (b) any order of any governmental authority.

2.3             This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid, and binding obligation of the Borrower, enforceable against it in accordance with its terms.

2.4             No action, consent or approval of, or registration or filing with or any other action by any governmental authority is or will be required in connection with this Agreement.

3.             Covenant of the Borrower.

The Borrower covenants with the Lender that, so long as this Agreement shall remain in effect and until any obligation of the Lender to make Advances hereunder shall have terminated and the Loan and all other sums due to the Lender under this Agreement have been paid in full, it shall furnish the Lender prompt written notice of any Default or Event of Default, which notice shall specify the nature and extent thereof.

4.             Dispute Resolution

This Agreement is governed by the laws of Malta and each Party submits to the jurisdiction of the courts of Malta in connection with the Agreement. Each Party shall be liable for failure to perform or improper performance of this Agreement in accordance with applicable laws of Malta.

5.             Miscellaneous

5.1             This Agreement may be extended by mutual consent of the parties, provided that any amendment complies with all applicable legal requirements. The rights and obligations under this Agreement cannot be transferred or assigned by either party. The Lender consents to the assumption of this Agreement and the Borrower's rights and obligations hereunder by any person that becomes the legal successor of the Borrower by operation of law.  No person other than the Lender and the Borrower shall have any rights under or by virtue of this Agreement.

5.2             Any amendments hereto shall be executed in writing and signed by both Parties.

5.3             This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Agreement.

5.4             There is no express or implied intention for this Agreement to benefit any third party, and nothing contained in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person other than the Borrower.

5.5             The consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

Signatures of the Parties

Borrower:
3D Pioneer Systems Malta I Ltd.

/s/ Alexandros Tsingos
 ___________________________________________________________
By: Alexandros Tsingos, CEO

Lender:
3D Pioneer Systems, Inc.

/s/ Alexandros Tsingos
 ____________________________________________________________
By: Alexandros Tsingos, CEO

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